EXHIBIT 32.2

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of TGS International Ltd. (the "Company") for the year ending February 28, 2018, I, Chung Szeto, Chief Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-K for the fiscal year ending February 28, 2018, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Annual Report on Form 10-K for the year ending February 28, 2018, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 29, 2018	TGS International Ltd.

	By:	/s/ Chung Szeto
Chung Szeto